                                        Filed Pursuant to Rule 424(b)(5)
                                        Registration No. 333-38931




SSBH Capital I

c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY 10013
(212) 816-6000

                                                     PROSPECTUS SUPPLEMENT
                                          (to Prospectus dated December 1, 1997)

16,000,000 SECURITIES
SSBH CAPITAL I
7.200% TRUST PREFERRED SECURITIES (TRUPS(R))
$25 LIQUIDATION AMOUNT
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
SALOMON SMITH BARNEY HOLDINGS INC.
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PRICE TO THE PUBLIC: $25 PER SHARE (OR $400,000,000 MILLION FOR ALL THE
SECURITIES), PLUS ACCRUED INTEREST. INTEREST ON THE SECURITIES WILL ACCRUE FROM JANUARY 28, 1998 AND WILL BE PAID EACH MARCH 31, JUNE 30, SEPTEMBER 30 AND DECEMBER 31, BEGINNING MARCH 31, 1998.

UNDERWRITING DISCOUNTS AND COMMISSIONS: 3.150% (OR $12,600,000 FOR ALL THE SECURITIES), TO BE PAID BY SALOMON SMITH BARNEY HOLDINGS INC.; PROVIDED THAT SUCH COMPENSATION WILL BE 2.000% FOR SALES TO CERTAIN INSTITUTIONS.

PROCEEDS TO SSBH CAPITAL I: 100% (OR $400,000,000 MILLION FOR ALL THE SECURITIES), BEFORE DEDUCTION OF SSBH CAPITAL I'S EXPENSES ESTIMATED AT $150,000.

"TRUPS" IS A REGISTERED SERVICE MARK OF SALOMON BROTHERS INC.

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 THE TRUST PREFERRED SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE
 SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

SALOMON SMITH BARNEY
      A.G. EDWARDS & SONS, INC.
           GOLDMAN, SACHS & CO.
                 MERRILL LYNCH & CO.
                        MORGAN STANLEY DEAN WITTER
                             PAINEWEBBER INCORPORATED
                                   PRUDENTIAL SECURITIES INCORPORATED

January 23, 1998

                                    SUMMARY

     The following description of the Trust Preferred Securities (the "Preferred Securities") supplements the rest of this Prospectus Supplement and the Prospectus. To fully understand the terms of the Trust Preferred Securities, you should carefully read this Prospectus Supplement and the Prospectus.

THE COMPANY

     Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney" or the "Company") is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

THE TRUST

     SSBH Capital I ("SSBH Capital" or the "Trust") is a recently formed Delaware business trust. All of the common undivided interests in the Trust (the "Common Securities") will be held by Salomon Smith Barney or its subsidiaries. The Common Securities will comprise at least 3% of the Trust's capital.

     The Trust will not engage in any activities other than

     - offering 16,000,000 Preferred Securities,

     - investing the proceeds of the offering solely in Salomon Smith Barney's junior subordinated deferrable interest debt securities (the "Junior Subordinated Debt Securities," as described below) and

     - activities incidental to the foregoing.

     The Trust will not issue any securities other than the Common Securities and the Preferred Securities.

     The Trust will be managed by trustees elected by Salomon Smith Barney or its subsidiaries, as the holders of the Common Securities. Except in certain circumstances, the holders of the Preferred Securities have no right to elect or remove trustees.

     Salomon Smith Barney will pay all costs, expenses, debts and liabilities of the Trust, including fees and expenses related to the offering of the Preferred Securities, but not including payments under the Common or the Preferred Securities.

THE PREFERRED SECURITIES

     The holders of the Preferred Securities will have a preferred undivided beneficial interest in the Trust. If there is a default on the Junior Subordinated Debt Securities, the holders of the Preferred Securities will have a preference over holders of the Common Securities for payments.

     The holders of the Preferred Securities will be entitled to cash distributions at an annual rate of 7.200% of the $25 liquidation amount of each share of Preferred Securities. Distributions will accrue from January 28, 1998 and will be payable in arrears on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 1998.

     The Preferred Securities will be redeemed on or before January 28, 2038, as described herein. At maturity, each Preferred Security will be redeemed for its liquidation value plus any accrued distribution on such Preferred Security. The Preferred Securities may also be redeemed before maturity, as described below.

     The Preferred Securities have been approved for listing on the New York Stock Exchange, Inc. (the "New York Stock Exchange"), subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to begin within 30 days after initial delivery of the Preferred Securities.

PURCHASE OF SALOMON SMITH BARNEY JUNIOR SUBORDINATED DEBT SECURITIES

     The Trust will use the entire proceeds of the offering of the Common Securities and the Preferred Securities to purchase $412,372,000 of Junior Subordinated Debt Securities issued by Salomon Smith Barney. Salomon Smith Barney expects to use the proceeds from the sale of the Junior Subordinated Debt Securities for its general corporate purposes.

     The interest rate, the interest payment dates and the other payment dates on the Junior Subordinated Debt Securities will correspond to the distribution rate, the distribution payment dates and the other payment dates for the Preferred Securities.

     Salomon Smith Barney's obligations under the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all its present and future senior indebtedness. Since the Junior Subordinated Debt Securities will comprise substantially all the Trust's assets, if principal or interest is not paid on the Junior Subordinated Debt Securities, the Trust will not have the funds to make payments on the Preferred Securities.

     One of the trustees of the Trust, The Chase Manhattan Bank ("Chase") will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Common and the Preferred Securities. Chase will hold all payments received on the Junior Subordinated Debt Securities for the benefit of the holders of the Common Securities and the Preferred Securities in a segregated non-interest bearing bank account, and will make all payments on the Common and the Preferred Securities from this account.

POSTPONEMENT OF DISTRIBUTIONS

     Salomon Smith Barney can postpone interest payments on the Junior Subordinated Debt Securities for up to 20 consecutive quarters. A postponement cannot extend, however, beyond the maturity of the Preferred Securities.

     If interest payments on the Junior Subordinated Debt Securities are postponed, distributions on the Preferred Securities will also be postponed. During a postponement, interest would continue to accrue on the Junior Subordinated Debt Securities, and distributions on the Preferred Securities would also continue to accrue. Also, the postponed interest payments and distributions will themselves accrue interest (to the extent legally permitted) at an annual rate of 7.200% compounded quarterly.

     Once Salomon Smith Barney makes all postponed interest payments on the Junior Subordinated Debt Securities, with accrued interest, it can again postpone interest payments.

     During any period in which Salomon Smith Barney has postponed an interest payment on the Junior Subordinated Debt Securities, it will not (with limited exceptions) be able to

     - pay a dividend or make any other payment or distribution on its stock,

     - redeem, purchase or acquire any of its stock, or

     - make an interest or principal payment, or repurchase or redeem, any of its debt securities that rank equally with or junior to the Junior Subordinated Debt Securities.

     If a distribution on the Preferred Securities is postponed, holders will still have to include deferred interest income in the form of original issue discount ("OID") in gross income for United States federal income tax purposes, even though they receive no cash distribution.

REDEMPTION OF PREFERRED SECURITIES

     If Salomon Smith Barney redeems any Junior Subordinated Debt Securities, the Trust will redeem Preferred Securities having an aggregate liquidation value equal to the aggregate principal amount of the redeemed Junior Subordinated Debt Securities.

     Salomon Smith Barney can redeem some or all of the Junior Subordinated Debt Securities

     - from time to time after January 28, 2003 and

     - at any time if there are certain specific changes in tax or investment company law (a "Special Event," as described herein).

     Upon redemption of a Preferred Security, the holder will receive an amount in cash equal to the liquidation value plus any accrued distributions.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     If there is a Special Event but Salomon Smith Barney declines to redeem the Junior Subordinated Debt Securities, the Trust will be terminated. The Trust will then redeem the Preferred Securities by distributing the Junior Subordinated Debt Securities to the holders of the Common Securities and the Preferred Securities on a pro rata basis. If the Trust distributes Junior Subordinated Debt Securities to the holders of the Preferred Securities, Salomon Smith Barney will try to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or any other exchange on which the Preferred Securities are listed.

TAX TREATMENT OF DISTRIBUTIONS

     Distributions on the Preferred Securities will be treated as interest payments or OID, not dividends, under U.S. federal income tax law. Accordingly, corporations that hold Preferred Securities will not be eligible for a dividends-received deduction for distributions on Preferred Securities.

THE GUARANTEE

     Salomon Smith Barney has guaranteed (the "Guarantee") that if a payment on the Junior Subordinated Debt Securities is made to the Trust but, for any reason, the Trust does not make the corresponding distribution or redemption payment to the holders of the Preferred Securities, then Salomon Smith Barney will make the payment directly to the holders of the Preferred Securities. To avoid a double payment to a holder of the Preferred Securities, if Salomon Smith Barney makes a payment under the Guarantee, the holder's right to receive the corresponding payment from the Trust will automatically be surrendered to Salomon Smith Barney.

     Salomon Smith Barney's obligations under the Guarantee are

     - subordinate and junior in right of payment to its other liabilities,

     - equal in rank to its most senior current or future preferred stock and to any current or future guarantee of preferred stock of any of its subsidiaries, and

     - senior to its common stock.

TERMINATION OF THE TRUST

     If the Trust terminates, the Preferred Securities will be redeemed for their liquidation amount plus accrued distributions (and interest on postponed distributions), unless, as described above under "Distribution of Junior Subordinated Debt Securities," the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities.

                                  RISK FACTORS

     Before purchasing any Preferred Securities, you should carefully consider the following special risk factors and other risk factors described on pages S-6 through S-9.

RANKING OF JUNIOR SUBORDINATED DEBT SECURITIES

     Salomon Smith Barney's obligations under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all of Salomon Smith Barney's present and future senior indebtedness. This means that no payment of principal (including redemption payments) or interest could be made on the Junior Subordinated Debt Securities if Salomon Smith Barney were to default on a principal or interest payment on indebtedness that is senior to the Junior Subordinated Debt Securities. If no payment is made on the Junior Subordinated Debt Securities, no payments can be made on the Preferred Securities. The terms of neither the Preferred Securities nor the Junior Subordinated Debt Securities limit Salomon Smith Barney's ability to incur senior indebtedness.

OPTION TO POSTPONE INTEREST PAYMENTS

     Salomon Smith Barney can postpone payments of interest on the Junior Subordinated Debt Securities, as described in this Summary. Each such postponement would result in a like postponement of distributions on the Preferred Securities.

     If distributions on the Preferred Securities are postponed, holders of Preferred Securities will still accrue income in the form of OID equal to the deferred distributions for United States federal income tax purposes. As a result, during a postponement, a holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of receiving cash.

     A holder that disposes of its Preferred Securities during the postponement of a distribution will not receive the distribution from the Trust if the holder disposes of its Preferred Securities before the record date for the actual distribution. Such a holder might not receive the same return on its investment as a holder who continues to hold its Preferred Securities.

     Salomon Smith Barney does not intend to postpone any payment of interest on the Junior Subordinated Debt Securities. However, if Salomon Smith Barney postpones an interest payment, the market price of the Preferred Securities is likely to be affected. In addition, the possibility of a postponement may cause the market price of the Preferred Securities to be more volatile than that of similar securities where the issuer does not have a right to postpone interest payments.

EARLY REDEMPTION

     As described in this Summary, the Trust could be terminated prior to the maturity date of the Preferred Securities. Also, if there is a Special Event, some or all of the Preferred Securities might be redeemed for cash or Junior Subordinated Debt Securities could be distributed in redemption of Preferred Securities.

     Under current United States federal income tax law, a redemption of Preferred Securities for Junior Subordinated Debt Securities upon the termination of the Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Preferred Securities are redeemed for cash, this would be a taxable event to such holders.

     Junior Subordinated Debt Securities distributed in redemption of the Preferred Securities may trade at a discount to the price paid for the Preferred Securities. Because holders of Preferred Securities could receive Junior Subordinated Debt Securities in exchange for their Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities.

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights. In particular, they will not be entitled to elect or remove trustees of the Trust.

                                  THE COMPANY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON BROTHERS

     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                                   THE TRUST

     SSBH Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of December 19, 1996, executed by the Company, as sponsor (the "Sponsor"), and the trustees of SSBH Capital (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1996. Such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of SSBH Capital. SSBH Capital exists for the exclusive purposes of (i) issuing the Trust Securities (as defined in the accompanying Prospectus) representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the following risk factors before purchasing the Preferred Securities offered hereby.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. The Company's obligations under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's common stock. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debt Securities -- Subordination."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. Chase will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent SSBH Capital has funds available therefor, (ii) the Redemption Price (as defined in the accompanying Prospectus) with respect to Preferred Securities called for redemption by SSBH Capital, to the extent SSBH Capital has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of SSBH Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment and (b) the amount of assets of SSBH Capital remaining available for distribution to holders of the Preferred Securities in liquidation of SSBH Capital. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against SSBH Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against SSBH Capital or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, SSBH Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Junior Subordinated Debt Securities against the Company pursuant to the terms of the Junior Subordinated Debt Securities or (2) by such holder of Preferred Securities of its right against the Company to enforce payments on the Junior Subordinated Debt Securities. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as defined herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from SSBH Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period (as defined in the accompanying Prospectus) not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by SSBH Capital during any such extended interest payment period. In the event that the Company exercises this right to defer interest payments, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be up to 80 Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     Other junior subordinated deferrable interest debt securities issued from time to time will contain the same restrictive covenants described in the preceding paragraph. The effect of such restrictive covenants will be to limit the rights of holders of Preferred Securities to receive payments with respect thereto if there has been a deferral of interest under any such junior subordinated deferrable interest debt securities.

     Should the Company exercise its right to defer any payment of interest on the Junior Subordinated Debt Securities by extending the interest payment period, under recently issued Treasury regulations, each holder of Preferred Securities will accrue income in the form of OID in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, during any Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from SSBH Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. However, should the Company exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as defined herein), SSBH Capital will be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities in connection with the liquidation of SSBH Capital. In certain circumstances in connection with a Tax Event (as defined herein), the Company has the right to redeem the Junior Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Junior Subordinated Debt Securities to holders of Trust Securities by SSBH Capital, in which event SSBH Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of SSBH Capital would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of SSBH Capital in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of SSBH Capital."

     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of SSBH Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of SSBH Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debt Securities -- General."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and, subject to certain exception, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, SSBH Trustees (as defined in the accompanying Prospectus), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING PRICE

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder of Preferred Securities who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

                                USE OF PROCEEDS

     All of the net proceeds from the sale of the Preferred Securities offered hereby will be invested by SSBH Capital in Junior Subordinated Debt Securities of the Company. The Company will use the net proceeds from the sale of the Junior Subordinated Debt Securities to SSBH Capital to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments in, or capital contributions to, subsidiaries of the Company. Also, in order to fund its financial services business, the Company expects to incur additional indebtedness in the future. See "Capitalization."

                              ACCOUNTING TREATMENT

     The financial statements of SSBH Capital will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as "SSBH-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust holding solely Junior Subordinated Debt Securities of SSBH."

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                          YEAR ENDED DECEMBER 31,
                                                 NINE MONTHS ENDED    --------------------------------
                                                 SEPTEMBER 30, 1997   1996   1995   1994   1993   1992
                                                 ------------------   ----   ----   ----   ----   ----
Ratio of earnings to combined fixed charges and
  preferred stock dividends.....................     1.29             1.37   1.20   0.98*  1.32   1.27

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

     The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the combined fixed charges and preferred stock dividends. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed excluding dividends relating to the Company's Series A Cumulative Convertible Preferred Stock, 8.08% Cumulative Preferred Stock, Series D and 8.40% Cumulative Preferred Stock, Series E, each of which was exchanged on November 28, 1997 into shares of preferred stock of Travelers Group in connection with the merger of the Company into a wholly owned subsidiary of Travelers Group.

                                 CAPITALIZATION

     The following table sets forth the supplemental consolidated capitalization of the Company at September 30, 1997, after giving retroactive effect to the merger of the Company with Smith Barney Holdings Inc. as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests, and as adjusted to give effect to the issuance of the Preferred Securities, the issuance and sale of additional long-term debt of the Company after September 30, 1997 through the date hereof, and the application of the proceeds from each of these transactions to the repayment of short-term borrowings, as if such transactions had occurred on September 30, 1997, including $50,000,000 of long-term debt which is expected to close on January 26, 1998.

                                                                          AT SEPTEMBER 30, 1997
                                                                       ---------------------------
                                                                               (UNAUDITED)
                                                                       ---------------------------
                                                                       OUTSTANDING     AS ADJUSTED
                                                                       -----------     -----------
                                                                          (DOLLARS IN MILLIONS)
Short-term borrowings................................................    $11,161         $ 9,438
Notes payable........................................................         10              10
Long-term debt.......................................................     19,717          21,040
                                                                        --------        --------
          Total debt.................................................    $30,888         $30,488
                                                                        --------        --------
Redeemable Preferred Stock, Series A(1)..............................        420              --
Salomon Smith Barney-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust holding solely Subordinated Debt
  Securities of Salomon Smith Barney(2)..............................        345             345
SSBH-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust holding solely Junior
  Subordinated Debt Securities of SSBH(3)............................         --             400
Stockholder's equity
  Preferred Stock, Series D and E(1).................................        450              --
Common stock and additional paid-in capital (net of treasury
  stock).............................................................        634           1,504
Retained earnings....................................................      7,318           7,318
Cumulative translation adjustment....................................          3               3
                                                                        --------        --------
          Total stockholder's equity.................................      8,405           8,825
                                                                        --------        --------
Total capitalization.................................................    $40,058         $40,058
                                                                        --------        --------

---------------
(1) On November 28, 1997, in connection with the merger of the Company into a wholly owned subsidiary of Travelers Group, each share of Series A Cumulative Convertible Preferred Stock, 8.08% Cumulative Preferred Stock, Series D and 8.40% Cumulative Preferred Stock, Series E of the Company was exchanged, respectively, for one share of Series I Cumulative Preferred Stock, 8.08% Cumulative Preferred Stock, Series J and 8.40% Cumulative Preferred Stock, Series K, of Travelers Group.

(2) The sole asset of SI Financing Trust is $355,700,000 aggregate principal amount of 9.25% Subordinated Debt Securities of the Company due June 30, 2026.

(3) The sole asset of SSBH Capital will be $412,372,000 aggregate principal amount of 7.200% junior subordinated deferrable interest debentures of the Company due January 28, 2038.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. Chase will act as indenture trustee under the Declaration (the "Institutional Trustee") for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the caption "Description of Preferred Securities." The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees (as defined in the accompanying Prospectus) to issue, on behalf of SSBH Capital, the Trust Securities, which represent undivided beneficial interests in the assets of SSBH Capital. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by SSBH Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by SSBH Capital. Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by SSBH Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by SSBH Capital, and payments upon redemption of the Preferred Securities or liquidation of SSBH Capital out of money held by SSBH Capital, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by Chase, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when SSBH Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or
(ii) if the failure of SSBH Capital to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum of 7.200% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Company on the Junior Subordinated Debt Securities) will bear interest thereon at the rate per annum of 7.200% thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from and including January 28, 1998, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1998. When, as and if available for payment, distributions will be made by the Institutional Trustee, except as otherwise described below.

     The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities.

     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period, distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be up to 80 Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Junior Subordinated Debt Securities -- Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of SSBH Capital on the record date next following the termination of such deferral period.

     Distributions on the Preferred Securities will be made on the dates payable to the extent that SSBH Capital has funds available for the payment of such distributions in the Property Account (as defined in the accompanying Prospectus). SSBH Capital's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities." The payment of distributions out of monies held by SSBH Capital is guaranteed by the Company to the extent set forth under "Description of Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of SSBH Capital at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

     The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated Debt Securities will mature on January 28, 2038, and may be redeemed, in whole or in part, at any time on or after January 28, 2003, or at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event (as described under "Special Event Redemption or Distribution" below). See "Description of the Junior Subordinated Debt Securities -- Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Tax Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement), in either case after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) SSBH Capital would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to SSBH Capital on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) SSBH Capital would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that SSBH Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, SSBH Capital shall, except in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in SSBH Capital on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities and, provided further, that, if at the time there is available to the Company or SSBH Capital the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on SSBH Capital, the Company or the holders of the Trust Securities, the Company or SSBH Capital will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Company has received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in SSBH Capital as described above, or
(ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by SSBH Capital at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or SSBH Capital the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on SSBH Capital, the Company or the holders of the Trust Securities, the Company or SSBH Capital will pursue such measure in lieu of redemption.

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of SSBH Capital, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of SSBH Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of SSBH Capital were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     SSBH Capital may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If SSBH Capital gives a notice of redemption in respect of the Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary (as defined in the accompanying Prospectus) funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by SSBH Capital, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the Depositary's standard procedures. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates or subsidiaries, including, without limitation, Smith Barney and/or Salomon Brothers (and any successor or successors thereto), may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of SSBH Capital (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of SSBH Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because SSBH Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by SSBH Capital on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, SSBH Capital shall terminate (i) on January 28, 2053, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to SSBH Capital, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Special Event,
(v) upon the entry of a decree of a
judicial dissolution of the holder of the Common Securities, the Company or SSBH Capital, or (vi) upon the redemption of all the Trust Securities.

     Under the terms of the Indenture, the Company has covenanted that, for so long as the Preferred Securities remain outstanding, it will not voluntarily dissolve, wind-up or terminate SSBH Capital, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that, pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "-- Voting Rights."

     If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from SSBH Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

     Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and SSBH Capital are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Guarantees -- Modification of Guarantees; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, SSBH Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes SSBH Capital will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for SSBH Capital to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Except in certain circumstances, the Holders of the Preferred Securities will have no rights to appoint or remove the SSBH Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee (as defined in the accompanying Prospectus)), provided, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of SSBH Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause SSBH Capital to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause SSBH Capital to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     SSBH Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. SSBH Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided, that, (i) such successor entity either
(x) expressly assumes all of the obligations of SSBH Capital under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor

Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of SSBH Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, SSBH Capital has received an opinion of a nationally recognized independent counsel to SSBH Capital experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither SSBH Capital nor such successor entity will be required to register as an "investment company" under the 1940 Act; and
(viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, SSBH Capital shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause SSBH Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Company, SSBH Capital may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Special Event Redemption Distribution."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to SSBH Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and SSBH Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in SSBH Capital.

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, SSBH Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of SSBH Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to SSBH Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and SSBH Capital believe to be reliable, but neither the Company nor SSBH Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

     The Institutional Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness (as defined herein)) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Institutional Trustee in the ordinary course of business.

PAYING AGENT

     In the event that the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

          The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

          Registration of transfers of Preferred Securities will be effected without charge by or on behalf of SSBH Capital, but upon payment (with the giving of such indemnity as SSBH Capital or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

          SSBH Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate SSBH Capital in such a way so that SSBH Capital will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of SSBH Capital or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which SSBH Capital will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Junior Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the Junior Subordinated Debt Securities in the accompanying Prospectus; the Indenture, to be dated as of January 28, 1998 (the "Indenture"), between the Company and Chase, as Trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part; and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of SSBH Capital following the occurrence of a Special Event, Junior Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of SSBH Capital. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Junior Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to approximately $412,372,000, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company to SSBH Capital in exchange for the Common Securities (the "SSBH Payment").

     The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on January 28, 2038.

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in SSBH Capital, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the addresses of the persons entitled thereto.

     The Company does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than SSBH Capital.

     There are no covenants or provisions in the Indenture that would afford the holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any conditional sale or title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations, contingent or otherwise, of such obligor in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debt Securities and
(2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other SSBH Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Junior Subordinated Debt Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Junior Subordinated Debt Securities, in whole or in part, from time to time, on or after January 28, 2003, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole.

INTEREST

     Each Junior Subordinated Debt Security shall bear interest at the rate of 7.200% per annum, from and including the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing March 31, 1998 to the person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest (as defined below)) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided, further, that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods (including the quarterly interest period in which notice of such Extension Period (as described below) is given); provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time SSBH Capital shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Junior Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by SSBH Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts SSBH Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights."

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities of SSBH Capital. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by SSBH Capital or the Institutional Trustee of SSBH Capital, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of SSBH Capital as a result of the occurrence of a Special Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in SSBH Capital, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, SSBH Capital, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of SSBH Capital, (iii) the retention of the SSBH Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Chase will act as the Guarantee Trustee under the Guarantee. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Guarantees." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by SSBH Capital), as and when due, regardless of any defense, right of set-off or counterclaim which SSBH Capital may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent SSBH Capital has funds available therefor, (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent SSBH Capital has funds available therefor, with respect to any Preferred Securities called for redemption by SSBH Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of SSBH Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of SSBH Capital remaining for distribution to holders of the Preferred Securities in liquidation of SSBH Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing SSBH Capital to pay such amounts to such holders.

     The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of SSBH Capital, except to the extent SSBH Capital shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities, SSBH Capital will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of SSBH Capital (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against SSBH Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against SSBH Capital or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     The Guarantee Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Guarantee Trustee in the ordinary course of business.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of SSBH Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of SSBH Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of SSBH Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay, and SSBH Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of SSBH Capital other than with respect to the Trust Securities; and (iv) the Declaration further provides that the SSBH Trustees shall not cause or permit SSBH Capital to, among other things, engage in any activity that is not consistent with the purposes of SSBH Capital.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by SSBH Capital, it is expected that SSBH Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until SSBH Capital has sufficient funds for the payment of such distributions.

     The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by SSBH Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of SSBH Capital (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Preferred Securities.

     If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from SSBH Capital. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against SSBH Capital, the Guarantee Trustee, or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against SSBH Capital or any other person or entity.

     The Company and SSBH Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Guarantee -- General."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, common trust funds, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. Dollar or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Junior Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), tax counsel to the Company and SSBH Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities held by SSBH Capital will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF SSBH CAPITAL

     In connection with the issuance of the Preferred Securities, Skadden, Arps will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, SSBH Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income interest (or OID) with respect to its allocable share of those Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance and, accordingly, that a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

     Under the Regulations, if the option to defer any payment of interest was determined not to be "remote" or if the Company exercised such option, the Junior Subordinated Debt Securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during an Extension Period.

     No rulings or other interpretations have been issued by the Internal Revenue Service (the "IRS") which have addressed the meaning of the term "remote" as used in the Regulations, and it is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

SUBSEQUENT HOLDERS

     Holders of Preferred Securities other than holders who purchase the Preferred Securities upon original issuance ("Subsequent Holders") may be considered to have acquired their undivided interests in the Junior Subordinated Debt Securities with (i) "market discount" (in which case all or a portion of any gain recognized upon the disposition of the Preferred Securities may be treated as ordinary income), (ii) "amortizable bond premium" (which may entitle the holder to certain deductions over the life of the Preferred Securities) or, (iii) if the Preferred Securities are determined to be issued with OID, "acquisition premium" (which may entitle holders to reduce a portion of their OID income inclusions). Subsequent Holders should consult their tax advisors regarding the potential applicability of such rules to such holders.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF SSBH CAPITAL

     Under certain circumstances, as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Preferred Securities upon the liquidation of SSBH Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debt Securities received in liquidation of SSBH Capital would include the period during which the Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debt Securities may be redeemed by the Company for cash and the proceeds of such redemption distributed by SSBH Capital to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation -- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will be considered to have disposed of all or part of its pro rata share of the Junior Subordinated Debt Securities and will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities and that the Junior Subordinated Debt Securities are not deemed to be issued with OID, a holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debt Securities are deemed to be issued with OID, a holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date that the Junior Subordinated Debt Securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debt Securities required to be included in income) and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year. Recently enacted United States tax legislation reduced the maximum United States federal income tax rate applicable to long-term capital gains in certain instances. Prospective investors should consult their tax advisors regarding the possible effect on such investors of such legislation.

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any person other than (i) a citizen or a resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust's administration and (B) one or more United States persons have the authority to control all of the trust's substantial decisions. The term "United States" means the United States of America (including the States and the District of Columbia).

     Under present United States federal income tax law: (i) payments by SSBH Capital or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and
(c) either (A) the beneficial owner of the Preferred Security certifies to SSBH Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to SSBH Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes SSBH Capital or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.

     On October 7, 1997, the United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to United States Alien Holders after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Preferred Security. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Preferred Securities.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (an "ERISA Plan") should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Preferred Securities of the Trust. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

     Under such Regulation, for purposes of ERISA and section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase Preferred Securities of the Trust if the Preferred Securities of the Trust were considered to be equity interests in the Trust and no exemption to plan asset status were applicable under the Regulation.

     If the assets of the Trust were deemed to be plan assets of Plans that are holders of the Preferred Securities of the Trust, the Company might be considered a "party in interest" or "disqualified person" with respect to Plans whose assets were used to purchase Preferred Securities of the Trust. If this were the case, an investment in Preferred Securities of the Trust by a Plan might constitute or in the course of the operation of the Trust, give rise to a prohibited transaction under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to the Company would be considered to occur under ERISA and the Code.

     In addition, the Company might be considered a "party in interest" or "disqualified person" with respect to certain Plans for reasons unrelated to the operation of the Trust, e.g., because of the provision of services by the Company or an affiliate to the Plan. A purchase of Preferred Securities of the Trust by any such Plan would be likely to result in a prohibited extension of credit to the Company, without regard to whether the assets of the Trust constituted plan assets.

     Because of the possibility that a prohibited extension of credit could occur as a result of the purchase or holding of the Preferred Securities of the Trust by a Plan, the Preferred Securities of the Trust may be not purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transaction involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Any purchaser of the Preferred Securities of the Trust or any interest therein will be deemed to have represented to the Trust that either (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase, holding and disposition of the Preferred Securities of the Trust (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of Preferred Securities of the Trust with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of Preferred Securities of the Trust and the availability of exemptive relief under the class exemptions listed above. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in Harris Trust have also been the subject of legislative action, and have been addressed in proposed regulations issued by the U.S. Department of Labor in December 1997.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement dated January 23, 1998 (the "Underwriting Agreement"), each Underwriter named below (the "Underwriters") has severally agreed to purchase from SSBH Capital, and SSBH Capital has agreed to sell to such Underwriter, the number of Preferred Securities set forth opposite the name of such Underwriter below.

                                        NUMBER OF
          UNDERWRITERS             PREFERRED SECURITIES
---------------------------------  --------------------
Smith Barney Inc.................        2,077,500
A.G. Edwards & Sons, Inc. .......        2,076,250
Goldman, Sachs & Co. ............        2,076,250
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated.............        2,076,250
Morgan Stanley & Co.
  Incorporated...................        2,076,250
PaineWebber Incorporated.........        2,076,250
Prudential Securities
  Incorporated...................        2,076,250
ABN AMRO Chicago Corporation.....           95,000
Bear, Stearns & Co. Inc. ........           95,000
BT Alex. Brown Incorporated......           95,000
CIBC Oppenheimer Corp. ..........           95,000
Dain Rauscher Incorporated.......           95,000
Donaldson, Lufkin & Jenrette
  Securities Corporation.........           95,000
EVEREN Securities, Inc. .........           95,000
JC Bradford & Co. ...............           95,000
Piper Jaffray Inc. ..............           95,000
Raymond James & Associates,
  Inc. ..........................           95,000
The Robinson-Humphrey Company,
  LLC............................           95,000
Advest, Inc. ....................           21,000
Cowen & Company..................           21,000
Craigie Incorporated.............           21,000

                                        NUMBER OF
          UNDERWRITERS             PREFERRED SECURITIES
---------------------------------  --------------------
Fahenstock & Co. Inc. ...........           21,000
Fidelity Capital Markets, a
  Division of National Financial
  Services Corporation...........           21,000
Gibraltar Securities Co. ........           21,000
Gruntal & Co., L.L.C. ...........           21,000
Janney Montgomery Scott, Inc. ...           21,000
Legg Mason Wood Walker,
  Incorporated...................           21,000
McDonald & Company Securities,
  Inc. ..........................           21,000
McGinn, Smith & Co., Inc. .......           21,000
Mesirow Financial, Inc...........           21,000
Morgan Keegan & Company, Inc. ...           21,000
Olde Discount Corporation........           21,000
Pryor, McClendon, Counts & Co.,
  Inc. ..........................           21,000
Roney & Co. L.L.C. ..............           21,000
Tucker Anthony Incorporated......           21,000
U.S. Clearing Corp. .............           21,000
Utendahl Capital Partners,
  L.P. ..........................           21,000
Wheat, First Securities, Inc. ...           21,000
                                        ----------
         Total...................       16,000,000
                                        ==========

     The Underwriters are obligated to take and pay for the total number of Preferred Securities offered hereby if any such Preferred Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriting Agreement provides that SSBH Capital and the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof, or to contribute to payments that such Underwriters may be required to make in respect thereof and to reimburse each of the Underwriters for certain legal and other expenses.

     SSBH Capital and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 60 days after the closing date for the purchase of the Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities or any other securities (including any backup undertakings for such securities) of the Company or of SSBH Capital, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either SSBH Capital or the Company, except preferred securities offered pursuant to the accompanying Prospectus, without the prior written consent of Smith Barney Inc.

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters $.7875 per Preferred Security for the accounts of the several Underwriters; provided that such compensation will be $.50 per Preferred Security for sales to certain institutions. Therefore, to the extent of such sales, the actual amount of Underwriters' compensation will be less than the aggregate amount specified in the preceding sentence.

     The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at a price that represents a concession not in excess of $.50, provided that such concession for sales to certain institutions will not be in excess of $.30 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.40 per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the Underwriters.

     In connection with underwritten offerings of Preferred Securities, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Preferred Securities for the purposes of stabilizing their market price. The Underwriters also may create a short position for their respective accounts by selling more Preferred Securities in connection with this offering than they are committed to purchase from SSBH Capital, and in such case may purchase Preferred Securities in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Preferred Securities, by exercising any Underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing Underwriter for the particular offering, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements between the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in this offering) for the account of the Underwriters, the selling concession with respect to Preferred Securities that are distributed in the relevant offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Preferred Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     The Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the Preferred Securities.

     The participation of any affiliate of the Company in the offer and sale of Preferred Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent.

     This Prospectus Supplement and the Prospectus may be used by the Company or any Underwriter that is an affiliate or other affiliates of the Company in connection with offers and sales of the Preferred Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the Preferred Securities and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any Preferred Securities.

                                 LEGAL MATTERS

     The validity of the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto will be passed upon for the Company and SSBH Capital by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group. The validity of the Preferred Securities and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and SSBH Capital by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

PROSPECTUS

SALOMON SMITH BARNEY HOLDINGS INC.

may offer --

PREFERRED STOCK
DEPOSITARY SHARES

and

SSBH CAPITAL I
SSBH CAPITAL II
SSBH CAPITAL III
SSBH CAPITAL IV, which are subsidiaries of Salomon Smith Barney Holdings Inc.

may offer --

TRUST PREFERRED SECURITIES

that Salomon Smith Barney Holdings
Inc. has guaranteed to the extent
explained in this prospectus.
At the time of offering of these Trust
Preferred Securities, Salomon Smith
Barney Holdings Inc. will also by this
prospectus offer its related Junior
Subordinated Debt Securities.

                                            We will provide the specific terms
                                            of these securities in supplements
                                            to this prospectus. You should read
                                            this prospectus and the supplements
                                            carefully before you invest.

--------------------------------------------------------------------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS,
    OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                              SALOMON SMITH BARNEY

December 1, 1997

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Prospectus Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in Where You Can Find More Information on page 5 for information on our Company and our financial statements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Prospectus Supplement in making your investment decision.

                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. and Salomon Brothers Inc.

                                   THE TRUSTS

     SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV (the "Trusts") are recently formed Delaware business trusts. All of the common undivided interests (the "Common Securities") in each of the Trusts will be held by the Company or its subsidiaries.

     Each Trust will not engage in any activities other than (i) offering trust preferred securities representing undivided beneficial interests in the assets of the respective Trust ("Preferred Securities" and, together with the Common Securities, the "Trust Securities"), (ii) investing the proceeds of the offering solely in the Company's Junior Subordinated Debt Securities (as described below) and activities incidental to the foregoing. Each Trust will not issue any securities other than the Common Securities and the Preferred Securities.

     Each Trust will be managed by trustees appointed by the Company or its subsidiaries, as holders of the Common Securities. The holders of the Preferred Securities have no right to elect or remove trustees. The Company will pay all costs, expenses, debts and liabilities of each of the Trusts, including fees and expenses related to the offering of the Preferred Securities, but not including payments under the Common Securities or the Preferred Securities.

     A Prospectus Supplement will describe the specific types, amounts, price and detailed terms of any Preferred Securities that any of the Trusts may offer.

                      THE SECURITIES OUR COMPANY MAY OFFER

     We may use this Prospectus to offer Junior Subordinated Debt Securities in connection with an offering by one or more of the Trusts of Preferred Securities and Preferred Stock. The Preferred Stock may or may not be in the form of Depositary Shares. A Prospectus Supplement will describe the specific types, amounts, prices, and detailed terms of any securities we offer.

JUNIOR SUBORDINATED DEBT SECURITIES

     These securities are unsecured general obligations of our Company. Our obligations under the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all of our present and future senior indebtedness.

     The Junior Subordinated Debt Securities will be issued under an indenture between the Company and the Chase Manhattan Bank, as trustee; we have certain banking relationships with the Chase Manhattan Bank. We have summarized below the general features of the Junior Subordinated Debt Securities from the indenture. We encourage you to read the indenture, which is an exhibit to our registration statement No. 333-38931, our recent annual report on Form 10-K, our recent quarterly reports on Form 10-Q and our recent reports on Form 8-K, including the Report on Form 8-K dated November 28, 1997. Directions on how you can receive copies of these documents are provided on page 5.

GENERAL INDENTURE PROVISIONS THAT APPLY TO JUNIOR SUBORDINATED DEBT SECURITIES

- The indenture gives the Company the right to postpone interest payments on the Junior Subordinated Debt Securities for a number of periods of such duration as will be specified in a Prospectus Supplement. These extension periods need not be consecutive.

- The indenture does not limit the amount of Junior Subordinated Debt Securities that we may issue or provides holders any protection should there be a highly leveraged transaction involving our Company.

- Each indenture allows for Junior Subordinated Debt Securities to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.

- The indenture allows us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities under the Junior Subordinated Debt Securities, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations.

- The indenture provides that holders of a majority of the total principal amount of the Junior Subordinated Debt Securities outstanding in any series may vote to change certain of our obligations or your rights concerning those securities. If the Junior Subordinated Debt Securities are held by one of the Trusts or its trustee, any such change also requires the approval of holders of a majority of liquidation preference of the Trust Securities of the relevant Trust. However, every holder of a particular security must consent to certain important changes in that security, including changes in the payment of principal or interest on or currency of any security, and, if the Junior Subordinated Debt Securities are held by one of the Trusts or its trustee, each of the holders of Trust Securities of the relevant Trust must also approve any such change.

- We may discharge certain of the Junior Subordinated Debt Securities or be released from our obligation to comply with the limitations discussed above or certain events of default at any time by depositing sufficient amounts of cash or United States government securities with the trustee to pay our obligations under the particular securities when due. If we chose to discharge certain securities, all amounts due to you on those securities would be paid by the trustee from the deposited funds.

- The indenture governs the actions of the trustee with regard to the Junior Subordinated Debt Securities, including the circumstances under which the trustee is required to give notices to holders of the securities and the procedures by which lost or stolen debt securities may be replaced.

  EVENTS OF DEFAULT

     The events of default specified in the indenture include:

     - Principal not paid when due

     - Sinking fund payment not made when due

     - Failure to pay interest for 30 days

     - Covenants not performed for 90 days following notice

     - Certain events of insolvency or bankruptcy, whether voluntary or not

     - If Junior Subordinated Debt Securities are held by one of the Trusts or its trustee in connection with a Trust's issuance of Trust Securities, the voluntary or involuntary dissolution or termination of such Trust, subject to certain limited exceptions

REMEDIES

     If we default in performing any of these obligations, the Trustee or holders of 25% of the principal amount of Junior Subordinated Debt Securities outstanding in a series may declare the principal immediately payable. However, holders of a majority in principal amount of the securities may rescind this action as regards payment defaults, but only with the approval of each holder of Trust Securities if Junior Subordinated Debt Securities are held by one of the Trusts or its trustee.

OTHER PROVISIONS APPLICABLE TO JUNIOR SUBORDINATED DEBT SECURITIES HELD BY THE TRUSTS

     If Junior Subordinated Debt Securities are held by one of the Trusts or its trustee in connection with a Trust's issuance of Trust Securities:

     - The Junior Subordinated Debt Securities may be distributed pro rata to the holders of the relevant Trust Securities in certain circumstances, as specified in the Prospectus Supplement.

     - If the Company is in default under any such security or the related Guarantee (as described below) or has postponed payments on such security, then during the period of such default or postponement, the Company will not (with limited exceptions) be able to:

        - pay a dividend or make any other payment or distribution on its stock,

        - redeem, purchase or acquire any of its stock, or

        - make an interest or principal payment, or repurchase or redeem, any of its debt securities that rank equally with or junior to the Junior Subordinated Debt Securities.

     - The Company will generally be required to maintain ownership of 100% of the common securities of the relevant Trust, will not be allowed to dissolve or wind up the Trust, and will be required to use its reasonable efforts to cause the Trust to maintain its trust and tax status.

PREFERRED STOCK AND DEPOSITARY SHARES

     The Company does not currently have any shares of Preferred Stock outstanding. We may issue Preferred Stock from time to time in series, in which case the Prospectus Supplement for the offering will explain the terms and conditions of the particular series of Preferred Stock, including:

     - the ranking of the Preferred Stock in relation to our Common Stock or other series of Preferred Stock

     - whether any dividends are payable on the Preferred Stock and at what rate and on which dates dividends are payable

     - whether the Company will have the right to redeem some or all of the Preferred Stock

     - details of the rights of holders of the Preferred Stock to distributions of the Company's assets in the event of liquidation or dissolution, including any liquidation preference

     - any voting rights that holders of the Preferred Stock may have, although the Company expects that all series of Preferred Stock will be non-voting

     - whether the Company will offer receipts for Depositary Shares, each representing a specified fraction of a share of Preferred Stock, which Preferred Stock will be deposited with a Preferred Stock Depositary that will serve as an intermediary for holders of Depositary Shares in connection with the distribution of dividends, redemption, voting and other matters relating to such Preferred Stock.

                                   USE OF PROCEEDS

     The Company will use the net proceeds we receive from any offering of Junior Subordinated Debt Securities or Preferred Stock for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations.

     Each Trust will use the net proceeds it receives from any offering of Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

                              PLAN OF DISTRIBUTION

     The Company and the Trusts may sell the securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which the Company or any Trust are selling specific securities, including the names of any underwriters and details of the pricing of the securities, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If the Company or any Trust uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, certain underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996;
          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;
          (c) Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997
     (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Treasurer
         Salomon Smith Barney Holdings Inc.
         388 Greenwich Street
         New York, NY 10013
         212-816-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON BROTHERS

     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                            YEAR ENDED DECEMBER 31,
                                                   NINE MONTHS ENDED    --------------------------------
                                                   SEPTEMBER 30, 1997   1996   1995   1994   1993   1992
                                                   ------------------   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges................        1.29          1.37   1.20   0.98*  1.32   1.27

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                                  SSBH TRUSTS

     Each of the SSBH Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor"), and the trustees of such trust dated as of December 19, 1996 with respect to SSBH Capital I, SSBH Capital II and SSBH Capital III and October 24, 1997 with respect to SSBH Capital IV and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1996 with respect to SSBH Capital I, SSBH Capital II and SSBH Capital III and October 24, 1997 with respect to SSBH Capital IV. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration"), and is substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the SSBH Trusts exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of each SSBH Trust.

     Each SSBH Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each SSBH Trust's business and affairs will be conducted by the trustees of each applicable Trust (the "SSBH Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the SSBH Trustees of the SSBH Trusts. The duties and obligations of the SSBH Trustees shall be governed by the Declaration of such SSBH Trust. Each SSBH Trust will have two SSBH Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company. One SSBH Trustee of each SSBH Trust will be a financial institution that is not affiliated with the Company and that has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one SSBH Trustee of each SSBH Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the SSBH Trusts and the offering of the Trust Securities.

     The office of the Delaware Trustee for each of the SSBH Trusts is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The address for each SSBH Trust is c/o the Company, the Sponsor of the SSBH Trusts, at the Company's corporate headquarters located at 388 Greenwich Street, New York, New York 10013.

                                USE OF PROCEEDS

     All of the net proceeds from the sale of any Preferred Securities offered hereby will be invested by the SSBH Trust in Junior Subordinated Debt Securities. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to the SSBH Trusts to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments in or capital contributions to subsidiaries of the Company. Also, in order to fund its financial services business the Company expects to incur additional indebtedness in the future.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following description sets forth certain general terms and provisions of Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debt Securities") to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

     The Junior Subordinated Debt Securities may be issued, from time to time, in one or more series, under an Indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The following summary of certain provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indenture.

     General. The Junior Subordinated Debt Securities will be direct, unsecured obligations of the Company. The Indenture does not limit the amount of Junior Subordinated Debt Securities which may be issued thereunder, and provides that Junior Subordinated Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Company. (Section 3.1)

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Junior Subordinated Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount and authorized denominations; (ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions (each, an "Extension Period"); (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Junior Subordinated Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances the Company will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiii) other specific terms.

     Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Junior Subordinated Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the Indenture Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

     Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in the Indenture which afford the Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Consolidation, Merger and Sale of Assets. The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Article Eight)

     Events of Default. The Indenture provides that the following are Events of Default thereunder with respect to any series of the Junior Subordinated Debt
Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture;
(e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company; (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) in the event Junior Subordinated Debt Securities of a series are issued and sold to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SSBH Trust, such SSBH Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such SSBH Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such SSBH Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such SSBH Trust. (Section 5.1) The Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 6.2)

     If an Event of Default with respect to the Junior Subordinated Debt Securities shall have occurred and be continuing, the Indenture Trustee or the Holders of 25% in aggregate principal amount of the Junior Subordinated Debt Securities may declare the principal of all the Junior Subordinated Debt Securities to be due and payable immediately. (Section 5.2)

     The Indenture contains a provision entitling the Indenture Trustee to be indemnified by the Holders before proceeding to exercise any right or power under the Indenture at the request of any of the Holders. (Section 6.3). The Indenture provides that the Holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, with respect to the Junior Subordinated Debt Securities. (Section 5.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Indenture Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest on the Junior Subordinated Debt Securities at the Stated Maturity (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Sections 5.7 and 5.8)

     The Holders of not less than a majority in principal amount of the Outstanding Junior Subordinated Debt Securities may on behalf of the Holders of all the Junior Subordinated Debt Securities waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debt Security and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each affected Junior Subordinated Debt Security; provided, however, that if the Junior Subordinated Debt Securities are held by an SSBH Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable SSBH Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable SSBH Trust shall have consented to such waiver. (Section 5.13)

     The Indenture requires the Company to furnish to the Indenture Trustee an annual statement as to defaults, if any, by the Company under the Indenture. (Section 10.4)

     Modifications and Amendments. Modifications and amendments to the Indenture may be made by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding of each series which is affected thereby, provided, that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest; or (ii) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past default; provided, further, that if the Junior Subordinated Debt Securities of such series are held by an SSBH Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable SSBH Trust shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable SSBH Trust shall have consented to such supplemental indenture. (Section 9.2)

     Discharge and Defeasance. The Company may discharge all of its obligations (except those set forth below) to holders of any series of Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Section 4.1)

     Unless otherwise specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of such series (except for certain obligations to pay all expenses of the applicable SSBH Trust, to register the transfer or exchange of Junior Subordinated Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Company shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities of any series as described under clause (ii) above and the Junior Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and United States Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

     Concerning the Indenture Trustee. The Indenture Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness (as defined in the Prospectus Supplement that will accompany this Prospectus)) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

     Global Securities. The Indenture provides that the registered Junior Subordinated Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Section 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Junior Subordinated Debt Securities to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Junior Subordinated Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Junior Subordinated Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Junior Subordinated Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Junior Subordinated Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Junior Subordinated Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Indenture Trustee or any other agent of the Company or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Junior Subordinated Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Junior Subordinated Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Junior Subordinated Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Junior Subordinated Debt Securities. Any Junior Subordinated Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     The Junior Subordinated Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, Societe Anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

     Ranking of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

     Certain Provisions Applicable to SSBH Trusts. In the event Junior Subordinated Debt Securities of a series are issued and sold to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SSBH Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SSBH Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to an SSBH Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such SSBH Trust. If Junior Subordinated Debt Securities are issued to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SSBH Trust and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

     In the event Junior Subordinated Debt Securities are issued to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities of such SSBH Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such SSBH Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate such SSBH Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable SSBH Trust, (iii) to timely perform its duties as Sponsor of the applicable SSBH Trust and (iv) to use its reasonable efforts to cause such SSBH Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such SSBH Trust, the redemption of all of the Trust Securities of such SSBH Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such SSBH Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

                      DESCRIPTION OF PREFERRED SECURITIES

     The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities. The description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of Declarations, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     Each SSBH Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each SSBH Trust authorizes the Regular Trustees of such SSBH Trust to issue on behalf of such SSBH Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the SSBH Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an SSBH Trust for specific terms, including (i) the distinctive designation of such Preferred Securities,
(ii) the number of Preferred Securities issued by such SSBH Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such SSBH Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Preferred Securities issued by such SSBH Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such SSBH Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such SSBH Trust to the Holders of Preferred Securities of such SSBH Trust upon voluntary or involuntary dissolution, winding-up or termination of such SSBH Trust, (vi) the obligation, if any, of such SSBH Trust to purchase or redeem Preferred Securities issued by such SSBH Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such SSBH Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such SSBH Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more SSBH Trusts, or of both, as a condition to specified action or amendments to the Declaration of such SSBH Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such SSBH Trust consistent with the Declaration of such SSBH Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each SSBH Trust will issue one series of Common Securities. The Declaration of each SSBH Trust authorizes the Regular Trustees of such trust to issue on behalf of such SSBH Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by such SSBH Trust will be substantially identical to the terms of the Preferred Securities issued by such SSBH Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata with such Preferred Securities except that, upon an Event of Default under the Declaration of such SSBH Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of an SSBH Trust will also carry the right to vote and to appoint, remove or replace any of the SSBH Trustees of such SSBH Trust. All of the Common Securities of an SSBH Trust will be directly or indirectly owned by the Company.

     If an Event of Default with respect to a Declaration of any SSBH Trust occurs and is continuing, then the holders of Preferred Securities of such SSBH Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of such Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any SSBH Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such SSBH Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's Rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a

Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from an SSBH Trust. The holders of Preferred Securities of an SSBH Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the guarantees by the Company on a subordinated basis of the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise on the Preferred Securities (the "Guarantees") that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of an SSBH Trust.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee and except as otherwise set forth in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities issued by an SSBH Trust (except to the extent paid by such SSBH Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such SSBH Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such SSBH Trust has funds available therefor, and (ii) the redemption price per Preferred Security set forth in the applicable Prospectus Supplement, which will not be lower than the stated liquidity amount, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent such SSBH Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such SSBH Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such SSBH Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment or (b) the amount of assets of such SSBH Trust remaining for distribution to holders of such Preferred Securities in liquidation of such SSBH Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such SSBH Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by an SSBH Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of such SSBH Trust, except to the extent such SSBH Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by an SSBH Trust, such SSBH Trust will not pay distributions on the Preferred Securities issued by such SSBH Trust and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration of any SSBH Trust, including its obligations to pay costs, expenses, debts and liabilities of such SSBH Trust (other than with respect to Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such SSBH Trust.

CERTAIN COVENANTS OF THE COMPANY

     In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by an SSBH Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration of such SSBH Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. Each Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding related Preferred Securities issued by an SSBH Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities of an SSBH Trust then outstanding.

EVENTS OF DEFAULT

     An Event of Default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under a Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the SSBH Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under such Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the SSBH Trust that issued such Preferred Securities or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate as to the Preferred Securities issued by an SSBH Trust upon full payment of the Redemption Price of all Preferred Securities of such SSBH Trust, upon distribution of the Junior Subordinated Debt Securities held by such SSBH Trust to the holders of the Preferred Securities of such SSBH Trust or upon full payment of the amounts payable in accordance with the Declaration of such SSBH Trust upon liquidation of such SSBH Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities issued by an SSBH Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a SSBH Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

     As of the date of this Prospectus, the Company's authorized capital stock consists of 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). All of the outstanding shares of Common Stock are held by Travelers Group. Under the Company's Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation"), the Board of Directors of the Company is authorized to issue shares of the Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Company and as are not stated and expressed in the Certificate of Incorporation. Prior to the issuance of each series of Preferred Stock, the Board of Directors of the Company will adopt resolutions creating and designating such series as a series of Preferred Stock and such resolutions will be filed in a Certificate of Designation as an amendment to the Certificate of Incorporation. As used herein, the term "Board of Directors of the Company" means the Board of Directors of the Company and includes any duly authorized committee thereof.

     The rights of holders of the Preferred Stock offered hereby will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that may be issued in the future. The Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, which may include issuance to obtain additional financing in connection with acquisitions or otherwise, and issuance to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation, and the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus forms a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL

     As of the date of this Prospectus there were no shares of Preferred Stock outstanding. The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of Preferred Stock will be specified in the Prospectus Supplement relating thereto.

RANK

     Unless otherwise specified in the Prospectus Supplement relating to the shares of any series of Preferred Stock, such shares will rank on a parity with each other series of Preferred Stock and prior to the Common Stock as to dividends and distributions of assets.

DIVIDENDS

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rates may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.

     No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on equity securities ranking on a parity with respect to dividends with such series of Preferred Stock. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with such other equity securities.

REDEMPTION

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of Preferred Stock will have no voting rights.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below of certain material provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which will be filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement of which this Prospectus forms a part. The particular terms of any Depositary Shares, any Depositary Receipts and any Deposit Agreement relating to a particular series of Preferred Stock which vary from the terms set forth below will be set forth in the applicable Prospectus Supplement.

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable Prospectus Supplement.

     Pending the preparation of definitive Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

     If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The Depositary Shares will be redeemed by the Preferred Stock Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or by any other equitable method as may be determined by the Preferred Stock Depositary.

WITHDRAWAL OF PREFERRED STOCK

     Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares.

The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will vote all shares of any series of Preferred Stock held by it proportionately with instructions received, to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of the Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares. The Deposit Agreement may be terminated by the Company at any time and the Preferred Stock Depositary will provide notice of such termination to the record holders of all outstanding Depositary Receipts not less than 30 days prior to the termination date, in which event the Preferred Stock Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of such Depositary Shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares.

CHARGES OF DEPOSITARY; TAXES AND OTHER ENVIRONMENTAL CHARGES

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Stock Depositary will forward all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

     Each holder of Common Stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by the Company's stockholders. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class. Holders of Common Stock may not cumulate their votes in the election of directors, and are entitled to share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock share pro rata in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Preferred Stock or Depositary Shares and any SSBH Trust may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. Any such underwriters, dealers or agents may include one or more affiliates of the Company. The Prospectus Supplement with respect to any securities offered hereby (the "Offered Securities") will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to the Company or an SSBH Trust as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation,
(iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     In connection with underwritten offerings of Offered Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Offered Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Offered Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Offered Securities in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Offered Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Offered Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time. Such transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

     If dealers are utilized in the sale of Offered Securities, the Company or the applicable SSBH Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities may be sold directly by the Company and/or, if applicable, any SSBH Trust to one or more institutional purchasers, or through agents designated by the Company and/or, if applicable, any SSBH Trust from time to time, at a fixed price, or prices, which may be charged, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable SSBH Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Preferred Securities may be sold directly by an SSBH Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company or the applicable SSBH Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such SSBH Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the SSBH Trusts, or any underwriter, agent or dealer. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstance, create an implication that there has been no change in the affairs of the Company or any of the SSBH Trusts since the date hereof or thereof. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The participation of any affiliate of the Company in the offer and sale of Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent.

     This Prospectus Supplement and the related Prospectus may be used by the Company or any of its affiliates in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the Offered Securities, and any such entity may discontinue any market-making at any time without notice, at its sole discretion. Each series of Offered Securities will be a new issue of securities and will have no established trading market. The Offered Securities may or may not be listed on a national securities exchange. There can be no assurance of the existence or liquidity of a secondary market for any Offered Securities, or that the maximum number of Offered Securities will be sold.

     Agents, dealers and underwriters may be entitled, under agreements with the Company or an SSBH Trust, to indemnification by the Company or the applicable SSBH Trust against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof and to reimbursement of certain legal and other expenses incurred by such agents, dealers or underwriters. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company or an SSBH Trust in the ordinary course of business.

                                    EXPERTS

     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated November 28, 1997 have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen L.L.P. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Junior Subordinated Debt Securities, the Preferred Stock, Depositary Shares, Guarantees and certain matters relating thereto will be passed upon for the Company and SSBH Capital by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group. The validity of the Preferred Securities and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and SSBH Capital by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York or Skadden, Arps, Slate, Meagher & Flom LLP, as set forth in the applicable Prospectus Supplement. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

     The Company and the SSBH Trusts have filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Act, with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the SSBH Trusts and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

     No separate financial statements of the SSBH Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the SSBH Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the SSBH Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the obligations of the SSBH Trusts under the Preferred Securities are fully and unconditionally guaranteed by the Company to the extent that the respective SSBH Trust has funds available to meet such obligations. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference the following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24,
1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the Offered Securities and (ii) the date on which all broker-dealer subsidiaries of the Company cease offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013; Attention:
Treasurer; telephone (212) 816-6000.

======================================================

    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             -----
              PROSPECTUS SUPPLEMENT
Summary.....................................   S-1
The Company.................................   S-5
The Trust...................................   S-5
Risk Factors................................   S-6
Use of Proceeds.............................  S-10
Accounting Treatment........................  S-10
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............  S-10
Capitalization..............................  S-11
Description of the Preferred Securities.....  S-11
Description of the Junior Subordinated Debt
  Securities................................  S-23
Description of Guarantee....................  S-28
Effect of Obligations Under the Junior
  Subordinated Debt Securities and the
  Guarantee.................................  S-30
Certain United States Federal Income Tax
  Considerations............................  S-31
ERISA Considerations........................  S-35
Underwriting................................  S-36
Legal Matters...............................  S-38
                 PROSPECTUS
Prospectus Summary..........................     2
The Company.................................     6
Ratio of Earnings to Fixed Charges..........     6
SSBH Trusts.................................     6
Use of Proceeds.............................     7
Description of Junior Subordinated Debt
  Securities................................     7
Description of Preferred Securities.........    13
Description of Guarantees...................    15
Description of Capital Stock................    17
Description of Preferred Stock..............    18
Description of Depositary Shares............    19
Description of Common Stock.................    22
Plan of Distribution........................    22
Experts.....................................    24
Legal Matters...............................    25
Available Information.......................    25
Incorporation of Certain Documents by
  Reference.................................    26

======================================================
======================================================
                             16,000,000 SECURITIES

                                 SSBH CAPITAL I
                       7.200% TRUST PREFERRED SECURITIES
                                   (TRUPS(R))

                       GUARANTEED TO THE EXTENT SET FORTH
                                   HEREIN BY
                              SALOMON SMITH BARNEY
                                 HOLDINGS INC.
                                  ------------
                             PROSPECTUS SUPPLEMENT
                                JANUARY 23, 1998
                             (INCLUDING PROSPECTUS
                            DATED DECEMBER 1, 1997)

                                  ------------

                              SALOMON SMITH BARNEY
                           A.G. EDWARDS & SONS, INC.
                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                           MORGAN STANLEY DEAN WITTER
                            PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED
======================================================